Exhibit 99.1

SHENZHEN BOROU INDUSTRIAL CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Shenzhen Borou Industrial Co., Ltd.

We have audited the accompanying balance sheet of Shenzhen Borou Industrial Co., Ltd. as of December 31, 2008 and the related statements of operations, changes in owner’s equity, comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Borou Industrial Co., Ltd. as of December 31, 2008 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
August 30, 2011

Shenzhen Borou Industrial Co., Ltd.
Balance Sheets
(In US Dollars)

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets

Property and equipment, net	$4,210,959	$3,424,404
Total Assets	$4,210,959	$3,424,404

Liabilities & Owners' Equity
Current Liabilities
Deferred Revenue	55,383	-
Total current liabilities	55,383	-

Due to related parties	3,814,344	3,042,953
Total liabilities	3,869,727	3,042,953

Owners' Equity
Invested Capital	362,040	362,040
Accumulated other comprehensive income	75,305	75,710
Retained earnings (deficit)	(96,113)	(56,299)
Total Owners' Equity	341,232	381,451

Total Liabilities & Owners' Equity	$4,210,959	$3,424,404

The accompanying notes are an integral part of these financial statements.

Shenzhen Borou Industrial Co., Ltd.
Statements of Operations
(In US Dollars)

	For the Six Months Ended		For Year Ended
	June 30,		December 31,
	2009	2008	2008
	(Unaudited)	(Unaudited)
Rental Revenue	$31,849	$-	$-
Gross Profit	31,849	-	-

Operating Costs and Expenses:
Depreciation	45,969	41,281	83,907
Others general and administrative expenses	25,694	24,865	50,540
Total operating costs and expenses	71,663	66,146	134,447

Income (loss) from operations	(39,814)	(66,146)	(134,447)

Income (Loss) before income taxes	(39,814)	(66,146)	(134,447)
Income taxes	-	-	-
Net Income (Loss)	$(39,814)	$(66,146)	$(134,447)

The accompanying notes are an integral part of these financial statements.

Shenzhen Borou Industrial Co., Ltd.
Statements of Changes in Owners' Equity and Comprehensive Income
(In US Dollars)

		Accumulated
		Other		Total
	Invested	Comprehensive	Retained	Owners'	Comprehensive
	Capital	Income	Earnings	Equity	Income

Balance at December 31, 2007	362,040	44,197	78,148	484,385
Foreign currency translation adjustment		31,513		31,513	31,513
Net income (loss) for the year			(134,447)	(134,447)	(134,447)

Comprehensive income					$(102,934)

Balance at December 31, 2008	$362,040	$75,710	$(56,299)	$381,451
Foreign currency translation adjustment		(405)		(405)	(405)
Net income (loss) for the year			(39,814)	(39,814)	(39,814)

Comprehensive income					$(40,219)

Balance at June 30, 2009 (unaudited)	$362,040	$75,305	$(96,113)	$341,232

The accompanying notes are an integral part of these financial statements.

Shenzhen Borou Industrial Co., Ltd.
Statements of Cash Flows
(In US Dollars)

			For Year
	For the Six Months Ended		Ended
	June 30,		December 31,
	2009	2008	2008
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net income (loss)	$(39,814)	$(66,146)	(134,447)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	45,969	41,281	83,907
Changes in operating assets and liabilities
Deferred Revenue	55,383	-	-
Net cash provided by (used in) operating activities	61,538	(24,865)	(50,540)

Cash Flows From Investing Activities
Purchase of property and equipment	(836,418)	-	-
Net cash used in investing activities	(836,418)	-	-
Cash Flows From Financing Activities
Proceeds from related party loans	836,418	24,865	50,540
Repayment of related party loans	(61,528)		-
Net cash provided by financing activities	774,890	24,865	50,540
Effect of exchange rate changes on cash	(10)	-	-
Net increase in cash and cash equivalents	-	-	-
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	$-	$-	$-

Supplemental disclosure information:
Interest expense paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Shenzhen Borou Industrial Co., Ltd.

Notes to Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

Borou Industrial Co., Ltd (“Borou”) was incorporated in the city of Shenzhen, Province of Guangdong, People’s Republic of China (“PRC”) in November 2003 with a registered and invested capital of Renminbi (“RMB”) 3,000,000 (approximately $362,040). Borou is registered as a company specialized in domestic/international trade business. Ms. Wang Hui was the sole owner of Borou since July 2008.

The accompanying financial statements were prepared in conjunction with a sales transaction that was closed on July 14, 2009. The sales transaction involves the sale of all the properties and ownership interests of Borou.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

In the opinion of the management, the financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 2008, June 30, 2009 and 2008; and the results of operations and cash flows for the year ended December 31, 2008, and the six months ended June 30, 2009 and 2008, respectively.

b. Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

c. Fair Values of Financial Instruments

US GAAP requires certain disclosures about fair value of financial instruments. The Company defines fair value, using the required three-level valuation hierarchy for disclosures of fair value measurement, the enhanced disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follows:

  Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
  Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
  Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

Shenzhen Borou Industrial Co. Ltd.

Notes to Financial Statements

As of the balance sheet date, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each quarter.

d. Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit with various financial institutions in the PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.

e. Property and Equipment

Property and equipment are initially recognized and recorded at cost. Gains or losses on disposals are reflected as gain or loss in the period of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repairs and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets at cost less 5% salvage value, starting depreciating at the second month of the acquisition. The depreciation periods for each capital asset category are as follows:

Building	20 to 40 years
Machinery and Equipment	5 years
Research Equipment	5 years
Office Equipment	5 years

f. Revenue Recognition

The Company recognizes rental income generated from leases on real estate assets on a straight-line basis over the terms of the respective leases. Straight-line rental revenue of $0, $31, 849 and $0 was recognized in rental revenues for the year ended December 31, 2008, and six months ended June 30, 2009, and 2008, respectively.

g. Comprehensive Income

The Company reports comprehensive income, its components, and accumulated balances in its financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments. No other items of comprehensive income are present.

h. Income taxes

The Company accounts for income taxes in accordance with the asset and liability method for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Shenzhen Borou Industrial Co. Ltd.

Notes to Financial Statements

The Company accounts for uncertainty in income taxes in accordance with applicable accounting standards, which requires a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file to file a return in a particular jurisdiction).

i. Foreign Currency Translation

The functional currency of Borou Industrial Co., Ltd. is the Renminbi (“RMB”), the PRC’s currency. It maintains its financial statements using its own functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of Borou Industrial Co., Ltd., which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholder’s equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates
Year Ended December 31, 2008	6.81710	6.93722
Six Month Ended June 30, 2008	6.87191	7.05020
Six Month Ended June 30, 2009	6.82454	6.82268

j. Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued a standard that established the FASB Accounting Standards Codification (ASC) and amended the hierarchy of generally accepted accounting principles (ASC) and amended the hierarchy of generally accepted accounting principles (GAAP) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The Company adopted the ASC on July 1, 2009. This standard did not have an impact on the Company’s results of operations or financial condition. However, throughout the notes to the financial statements references that were previously made to various former authoritative U.S. GAAP pronouncements have been changed to coincide with the appropriate section of the ASC.

In December 2007, the FASB issued and, in April 2009, amended a new business combinations standard modified within ASC 805, which changed the accounting for business acquisitions. Accounting for business combinations under this standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination. Certain provisions of this standard impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration); exclude transaction costs from acquisition accounting; and change accounting practices for acquisition-related restructuring costs, in-process research and development, indemnification assets, and tax benefits. The adoption of ASC 805 did not have any effect on the Company’s financial statements.

Shenzhen Borou Industrial Co. Ltd.

Notes to Financial Statements

In April 2009, the FASB issued an accounting standard which provides guidance on (1) estimating the fair value of an asset or liability when the volume and level of activity for the asset or liability have significantly declined and (2) identifying transactions that are not orderly. The standard also amended certain disclosure provisions for fair value measurements and disclosures in ASC 820 to require, among other things, disclosures in interim periods of the inputs and valuation techniques used to measure fair value as well as disclosure of the hierarchy of the source of underlying fair value information on a disaggregated basis by specific major category of investment. The standard was effective prospectively beginning April 1, 2009. The adoption of this standard did not have a material impact on the Company’s results of operations or financial condition.

In April 2009, the FASB issued an accounting standard regarding interim disclosures about fair value of financial instruments. The standard essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the standard requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. The adoption of this standard did not have a material impact on the Company’s results of operations or financial condition.

In May 2009, the FASB issued a new accounting standard regarding subsequent events. This standard incorporates into authoritative accounting literature certain guidance that already existed within generally accepted auditing standards, with the requirements concerning recognition and disclosure of subsequent events remaining essentially unchanged. This guidance addresses events which occur after the balance sheet date but before the issuance of financial statements. Under the new standard, as under previous practice, an entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that did not exist at the balance sheet date. The adoption did not have an impact on the Company’s results of operations or financial condition.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, a entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value. This ASU was effective October 1, 2009. The adoption of this standard did not have an impact on the Company’s results of operations or financial condition.

In January 2010, the FASB issued ASU No. 2010-6, Improving Disclosures About Fair Value Measurements, that amends existing disclosure requirements under ASC 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. This ASU is effective for the first quarter of 2010, except for the requirement to provide level 3 activities of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. Since this standard impacts disclosure requirements only, its adoption will not have a material impact on the Company’s results of operations or financial condition.

Shenzhen Borou Industrial Co. Ltd.

Notes to Financial Statements

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	June 30	December 31
	2009	2008
Building	$4,427,500	$3,595,175
Accumulated depreciation	(216,541)	(170,771)
Property and equipment, net	$4,210,959	$3,424,404

The depreciation expense was $83,907, $45,969 and $41,281 for the year ended December 31, 2008 and for the six-month periods ended June 30, 2009 and 2008, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

The related party consists of the following:

Wang, Hui	CEO and 100% owner

Due to related party

Due to related party consists of the following:

	June 30	December 31
	2009	2008
Wang, Hui	$3,814,344	$3,042,953

Wang, Hui is the only owner of Borou, who has paid all related operational expenses and received the rental income on behalf of Borou. Borou has not repaid the outstanding balances as of June 30, 2009.

NOTE 5 – OPERATING RISK

Country Risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

Exchange risk

The Company cannot guarantee the Renminbi, US dollar exchange rate will remain steady, therefore, the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Shenzhen Borou Industrial Co. Ltd.

Notes to Financial Statements

Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The Company does not hedge its interest rate. As of the reporting periods, the Company believes it has no exposure to interest rate risk.

Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

NOTE 6 – CORPORATE INCOME TAX

Borou was established in Shenzhen, PRC and was entitled to a preferential Enterprise Income Tax (”EIT”) rate. In 2008, the local government has increased the EIT rate from 15% to 18%. Effective January 1, 2008, the new "Law of the People's Republic of China on Enterprise Income Tax" was implemented. The new law requires that:

(i)	For all resident enterprises, domestic or foreign, the Enterprise Income Tax rate is unified 25%.

(ii)	Enterprises that are categorized as the "High Tech Enterprise" will have a reduced tax rate of 15%.

(iii)

From January 1, 2008 onwards, enterprises that enjoyed a preferential tax rate before, will need to adopt the new law within the next five years. Specifically; enterprises with a current preferential tax rate of 15% for 2007, the tax rate will be 18%, 20%, 22%, 24%, and 25% for the years ended December 31 2008, 2009, 2010, 2011, and 2012, respectively.

The Company did not incur any income tax expense due to the Company’s loss position.

NOTE 7 – SUBSEQUENT EVENT

On October 10, 2008, Borou entered into a definitive agreement to sell the Company to Shenzhen TMK Power Industries Ltd., the operating subsidiary of China TMK Battery Systems Inc., for a total cash purchase price of RMB 23,869,000 (approximately $3,490,826). The sales transaction was closed on July 14, 2009.

Effective October 1, 2010, Borou has been approved as a general VAT taxpayer by Shenzhen National Tax Bureau and will be subject to 17% VAT rate.